Pepco Holdings, Inc.
Annual Executive Incentive Compensation Plan
Plan Document
Pepco Holdings, Inc. ("PHI"; the "Company"), pursuant to authority granted by its Board of Directors, hereby establishes and adopts the PHI Executive Incentive Compensation Plan (the "Plan").
1. Purpose of the Plan. The PHI Annual Executive Incentive Compensation Plan is a cash-based incentive program designed to accomplish the following objectives:
•	Link annual corporate and business priorities and group performance goals.
•	Reinforce a high performance culture tying rewards to measurable accountabilities and achievement.
•	Recognize and reward individual performance and differentiate award levels based on absolute and relative contributions.
•	Provide a variable award opportunity as part of total compensation that enables the Company to attract, retain and motivate key executives.
2. Definitions. The following terms where used in this Plan, shall have the meanings set forth below:
"Award" shall mean an incentive payment made in accordance with the terms of this Plan.
"Board of Directors" or "Board" shall mean the Board of Directors of the Company.
"Business Unit" shall mean a discrete segment of the Company which has a separate incentive plan approved by the Committee.
"Chairman" shall mean Chairman of the Board of Directors of the Company.
"Compensation/Human Resources Committee" or "Committee" shall mean the Compensation/Human Resources Committee of the Board of Directors of the Company.

"Maximum Award Opportunity" shall mean an amount established annually for each Participant in the Plan which represents the maximum incentive payment which may be given under the Plan to that Participant for performance during the Plan Year.

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"Participant" shall mean an executive selected to participate in the Plan.

"Performance Goals" shall mean goals which are established for the purpose of assisting the Chairman and the Committee in determining the amount, if any, of Awards to be made for performance during a Plan year and may include:

A.	Annual performance objectives for the Company as a whole ("Corporate Performance Goals");
B.	Business unit performance objectives for the business units of the Company ("Business Unit Performance Goals"); and
C.	Individual performance goals for individual executives participating in the Plan ("Individual Performance Goals").
"Plan Year" shall mean a calendar year during which the Plan is in effect.

"Target Award Level" shall mean an amount established annually for each Participant in the Plan which represents the incentive opportunity which may be available to that Participant if all established Corporate, Business Unit and Individual Performance Goals are met, expressed as a percentage of base earnings, including deferred compensation (other than deferred Awards under the Plan).

3. Plan Administration
A.

The Plan shall be administered in accordance with the terms of this Plan Document by the Compensation/Human Resources Committee upon the recommendations of the Chairman. All decisions of the Committee shall be binding and conclusive on the Participants in the Plan, and upon any party claiming an interest in the Plan through or on behalf of a Participant or former Participant, or on any other basis. Notwithstanding any other provision of the Plan, the Committee shall have the discretion to adjust or eliminate awards within any Participant's Maximum Award Opportunity. A Participant's participation in the Plan shall not be deemed to create a contractual relationship or any other form of obligation between the Participant and the Company, and shall not establish entitlement to any Award.

B.

The Human Resources/Compensation Committee, upon recommendation of the Chairman, shall have the authority to do all such things as are appropriate to ensure the proper administration of this Plan according to its terms, including but not limited to:

(i) Approval of the Participants in the Plan;
(ii) Approval of Corporate Performance Goals;
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(iii) Approval of Business Unit Performance Goals;
(iv) Approval of (a) Target Award Levels, (b) Maximum Award Opportunities, and (c) allocation of the proportion of Awards to be based on Corporate, Business Unit and Individual Goals;
(v) Determination of the Award, if any, that may be made to each Participant, such determination to be reported to the Board at its next regularly scheduled meeting after the determination is made; and
(vi) Establishment of any policies, rules or regulations necessary for the proper administration of the Plan.

          4.          Participation. Participants in the Plan shall be key executives of the Company selected by the Chairman and approved by the Compensation/Human Resources Committee. The decision as to selection of participants shall normally be made for a Plan Year prior to the beginning of that Plan Year. The Committee may, however, upon the recommendation of the Chairman, add additional participants during the Plan Year.

          If a Participant in the Plan retires, dies or becomes disabled prior to the determination of Awards for a Plan Year, the Participant, or his or her beneficiary, may be given an Award for that Plan Year. If the retirement, death or disability took place during the Plan Year, any such Award shall be made on a pro-rata basis. If a Participant's employment is terminated for any other reason during a Plan Year, no Award shall be made to or on behalf of that Participant for that Plan Year.

          At no time shall any person have a right (i) to be selected as a Participant for any Plan Year, (ii) if so selected, to be entitled to any Award, or (iii) having been selected as a Participant for one Plan Year, to be selected as a Participant for any subsequent Plan Year.

5. Performance Goals.
A.

Corporate Performance Goals. The Compensation/Human Resources Committee, upon the recommendation of the Chairman, shall establish in advance of each Plan Year Corporate Performance Goals designed to accomplish the purpose set forth in Section 1 of the Plan. The Committee, upon the recommendation of the Chairman, shall have the authority to amend Corporate Performance Goals at any time when, in the Committee's judgment, unforeseen circumstances exist which require modification in order to ensure that the purpose of the Plan is properly served.

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B.

Business Unit Performance Goals. The Chairman, upon the recommendation of the senior officer of each of the business units of the Company shall establish in advance of each Plan Year Business Unit Performance Goals designed to accomplish the business plan of the business unit for the Plan Year. The Chairman, upon the recommendation of the senior officer of the business unit, shall have the authority to amend Business Unit Performance Goals at any time when, in the Chairman's judgment, unforeseen circumstances exist which require modification in order to ensure that the purpose of the Plan is properly served.

C.

Individual Performance Goals. Individual Performance Goals for Participants in the Plan shall be established in advance for each Plan Year. These Goals will be developed mutually by the Participant and the Senior Officer to whom the Participant reports, and will be reviewed and approved by the Chairman. Individual Performance Goals shall be designed to encourage the accomplishment of such management objectives as are deemed appropriate in light of the Purpose of the Plan. The Chairman and any other officer involved in setting Individual Performance Goals, shall ensure that they meet the following general criteria:

(1) Business Unit and Individual Performance Goals shall not be established which conflict with the Corporate Performance Goals.
(2)

Business Unit and Individual Performance Goals shall be considered so that the Goals of one Business Unit and/or Participant do not conflict inappropriately with the Goals of another Business Unit and/or Participant.

          6.          Target Award Levels and Maximum Award Opportunities. The Compensation/Human Resources Committee shall establish in advance for each Plan Year the Target Awards Levels and Maximum Award Opportunities applicable to Participants in the Plan. Target Award Levels shall be expressed as a percentage of base salary including deferred compensation (other than deferred Awards under this Plan) earned during the Plan Year and may vary among individual Participants or among classes of Participants. Target Award Levels may also be allocated as between Corporate Performance Goals, Business Unit Performance Goals and Individual Performance Goals, by Participant or by classes of Participants. Maximum Award Opportunities shall be expressed as a percentage of Target Award Level and may vary among individual Participants or among classes of Participants.

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          7.          Determination of Awards. The Compensation/Human Resources Committee shall determine the Awards, if any, to be made for each Plan Year as soon after the end of the Plan Year and is practicable, considering the purpose of the Plan, the Performance Goals and Target Award Levels previously established for that Plan Year, the actual performance of the Company and of each Business Unit and Participant during the Plan Year, and any other factor or circumstance the Committee, in its sole discretion determines to take into consideration.

          8.          Payment of Awards. Awards determined for each Plan Year shall be paid as soon as is practicable after such determination has been made. Payment will be made in a lump cash sum, except, if a Participant is otherwise eligible to participate in any executive deferred compensation plan of the Company, the Participant may elect to defer payment of any Award in whole or in part under the terms of that plan. Such election must have been exercised prior to the beginning of the Plan Year for which the Award is made unless the Participant first became a Participant after the beginning of the Plan Year.

          9.          Other Plans. Amounts received by Participants under this Plan shall not be considered compensation for the purpose of any other benefit plan maintained by the Company, unless the terms of such other benefit plan so provide.

          10.        Nothing contained in this Plan, and no action taken hereunder, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any executive, any beneficiary or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

          11.        The right of any Participant, beneficiary, or other person to receive benefits under the Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution, no shall it be subject to attachment or other legal process of whatever nature.

          12.        If the Company finds that any person to whom any payment is payable under this Plan is unable to care for his or her affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a fully appointed guardian, committee or other legal representative) may be paid to the spouse, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for the person who is otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment will serve to discharge any liability of the Company under this Plan to make payment to the person who is otherwise entitled to payment.

          13.        To the extent required by law, the Company shall withhold federal or state income or payroll taxes from benefit payments hereunder and shall furnish the recipient and the applicable governmental agency or agencies with such reports, statements or information as may be legally required in connection therewith.

14. This Plan shall be construed in accordance with and governed by the laws of the District of Columbia.
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IN WITNESS WHEREOF, the Company has caused this restated version of the Plan to be signed on this 16th day of December, 2004.
PEPCO HOLDINGS, INC.
By: D. R. WRAASE Chairman of the Board, President and Chief Executive Officer
ATTEST
By: ELLEN S. ROGERS Secretary
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